UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                             September 21, 2005

EDGE PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 21, 2005, Edge Petroleum Corporation (“Edge”) and Edge Petroleum Exploration Company (“Edge Petroleum Exploration”) entered into (i) a Purchase and Sale Agreement (the “Asset Purchase Agreement”) with Pearl Energy Partners, Ltd. and Cibola Explorations Partners, L.P., as sellers relating to the sale to Edge Petroleum Exploration of certain working interests in the Chapman Ranch Field in Nueces County, Texas (the “Chapman Ranch Field”) and (ii) a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P. and Yorktown Energy Partners VI, L.P. relating to the sale of all of the outstanding capital stock of Cinco Energy Corporation (“Cinco”), which also holds working interests in the Chapman Ranch Field. The total working interest being acquired by Edge Petroleum Exploration in the two separate but related definitive agreements described above ranges from 44% to 50% of the working interests in the Chapman Ranch Field. The planned acquisition includes six producing wells, one well currently drilling and an ownership in approximately 1,100 net acres of developed and undeveloped leasehold.  The closing of the Asset Purchase Agreement is scheduled to occur on or before October 14, 2005. The closing of the Stock Purchase Agreement is scheduled to occur on or before November 30, 2005. The term “Sellers” as used herein refers to both the sellers under the Asset Purchase Agreement and the sellers under the Stock Purchase Agreement, unless otherwise indicated.

Edge Petroleum Exploration has committed to purchase the interests for approximately $62.8 million (of which $35,767,500 is attributable to the Stock Purchase Agreement and $26,982,500 is attributable to the Asset Purchase Agreement), before accounting for the results of operations between the September 1, 2005 effective date and the closing dates and other purchase price adjustments. Edge Petroleum Exploration has agreed to pay the Sellers an aggregate incremental purchase price of $5.2 million if the subject property qualifies for severance tax abatement on or before December 31, 2005 and Edge Petroleum Exploration expects the operator of the properties to file for the severance tax abatement shortly. Edge Petroleum Exploration expects to finance the planned transaction through borrowings under the unused portion of its credit line, which is expected to increase as a result of this transaction.

Edge Petroleum Exploration has paid the Sellers a deposit in the amount of 5% of the applicable purchase price before adjustment (for an aggregate deposit in the amount of $3,137,500 (the “Deposit”)) to be applied against the purchase price payable at the closings. Generally, Edge Petroleum Exploration is entitled to the return of the applicable Deposit upon termination of the related agreements unless the closing has not occurred (i) in the case of the Asset Purchase Agreement, by October 14, 2005 and (ii) in the case of the Stock Purchase Agreement, by November 30, 2005, and if, in each case, the respective agreements are then terminated because of failure to consummate the closings by such date if at the time of such termination the respective Sellers have fulfilled all of their conditions to closing such that Edge Petroleum Exploration would then have been obligated to close the transaction. In addition, the parties have agreed that either party may terminate the agreements upon the payment to the other party of an amount which is equal to the Deposit related to such agreement, with no further liability after such termination and payment, provided that, Edge Petroleum Exploration may elect to allow the Sellers to retain the Deposit in lieu of making such payment.

The obligations of the parties under the agreement are subject to certain closing conditions, including, among other things, obtaining certain consents, absence of certain material adverse effects and exceeding specified amounts claimed with respect to certain title defects and environmental liabilities. Under the Asset Purchase Agreement, Edge will assume certain liabilities related to the purchased assets.

Statements regarding the consummation and timing of the transactions, future development and exploration opportunities, additional drilling locations, amount allocated to undeveloped property, Edge’s financing plans, augmentation of credit line, hedging plans, exploitable potential, contribution of the acquisition, maintaining or increasing financial flexibility, severance tax abatements, accretive nature of the transaction, high initial production rates, expected cash flow and any other effect or benefit of the transaction, and any other statements that are not historical facts, are forward looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the integration of the acquired businesses and assets, costs delays and other difficulties related to the transactions, obtaining any severance tax abatements, actions by sellers in the transactions, results of adjustments and other pre-closing matters, closing conditions to the transaction, the timing and extent of changes in commodity prices for oil and natural gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about estimates of reserves, competition and government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those indicated.

Item 7.01. Regulation FD Disclosure.

On September 27, 2005, Edge Petroleum Exploration issued a press release announcing the execution of the purchase agreements referred to in Item 1.01 above.  A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and the related exhibit furnished in Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934,  as amended  (the  “Exchange Act”),  or otherwise subject to the liabilities of that section.  Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933,  as amended, if such subsequent filing specifically references such information.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2005 issued by Edge Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: September 27, 2005	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial and Accounting Officer